Exhibit 10.1

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

THIS AGREEMENT (the "Agreement") is made and entered into as of the 17th day of May, 2019 by and between McCain Foods USA, Inc. and divisions and subsidiaries thereof, having an office at 1 Tower Lane, Oakbrook Terrace, IL 60181 ("Shipper") and Leeway Global Logistics having an office at 2150 S 1300 E SLC UT 84106 ("Vendor"). Vendor and Shipper may be individually referred to herein as a "Party" or collectively as the "Parties". The liability of any legal entity included in the definition of Shipper above is several and not joint and in no event will any such entity be responsible to Vendor for any liabilities of any other entity.

WHEREAS, for purposes of this Agreement, Vendor is either: (i) an authorized for-hire motor carrier that owns or controls motor vehicles operating pursuant to such for-hire motor carrier authority between points within the United States and between a point in the United States and a point in Canada (such services, hereinafter the "Carrier Services"); or (ii) authorized by the Federal Motor Carrier Safety Administration ("FMCSA") to operate as a property broker and in such capacity is engaged in the business of arranging for-hire motor carrier transportation services with third party motor carriers (each a "Selected Carrier") between points within the United States and between a point in the United States and a point in Canada (such services, hereinafter the "Logistics Services"); and

WHEREAS, Shipper requires Carrier Services or Logistics Services (collectively or individually, the "Services") and wishes for Vendor to provide such Services; and

WHEREAS, both Parties intend to enter into a contract as authorized under 49 U.S.C. 14101(b) to provide the Services under specified rates and conditions;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Parties hereto agree as follows:

1.	Scope.

a.	The terms of this Agreement, as amended or supplemented by written agreement of the Parties, shall govern the relationship of the Parties. In the event of a conflict between the provisions of this Agreement and the terms of any appendix or schedule hereto, or to the extent that an appendix or schedule addresses matters not addressed herein, the Parties hereby agree that the terms of the appendix or schedule shall control.

b.	This Agreement applies to all transportation performed by Vendor where Shipper has the right to select a carrier or where Shipper otherwise does select a carrier regardless of Shipper's status with respect to any individual shipment (e.g., consignor, consignee, or third-party payor). Vendor specifically represents that it holds all regulatory authority to provide the Services covered by this Agreement, but for which representation Shipper would not have entered into this Agreement. Where Vendor operates under multiple SCAC Codes, this Agreement shall apply to any transportation services rendered to Shipper by Vendor under any of its SCAC Codes.

c.	Under this Agreement, Shipper will have the right, but not the obligation, to obtain the services of the Vendor as more particularly described herein. The Parties intend that this Agreement shall not be exclusive. Nothing herein shall grant Vendor any exclusive right to perform motor carrier services on behalf of Shipper or obligate Shipper to tender any minimum amount of cargo to Vendor.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

d.	Vendors providing Logistics Services may subcontract the performance of Carrier Services to a Selected Carrier (a "Subcontractor"), but shall remain directly liable to Shipper pursuant to these terms and conditions for any and all acts or omissions of any Subcontractor as if such acts or omissions were committed directly by Vendor. Vendor shall contractually require any such Subcontractor to comply with all provisions of this Agreement which apply to Carrier Services. Vendors providing Logistics Services may not subcontract the performance of Logistics Services to any other person or entity without the express written consent of Shipper. In no event will any Vendor authorized to provide Carrier Services subcontract, broker, or otherwise allow any third party to provide such Services unless Vendor is authorized to provide Logistics Services. Vendors providing Logistics Services shall ensure that any Subcontractor does not further subcontract or otherwise allow a third party to transport cargo tendered to such Subcontractor by Vendor. The foregoing notwithstanding, if a Vendor that is not authorized to provide Logistics Services nevertheless subcontracts or otherwise allows a third party to perform or arrange Carrier Services, or if a Subcontractor of a Vendor further subcontracts the provision of Services, then any party that is arranging or performing the Carrier Services shall be deemed to be a Subcontractor of Vendor, and Vendor shall be responsible for any and all acts and omissions of any such party and, without limiting any other right of Shipper hereunder, Shipper may pay such Subcontractor directly, which payment shall relieve Shipper of any obligation to pay Vendor for the Services in question.

2.	Term and Termination.

a.	This Agreement shall take effect on May 17th 2019 (the "Effective Date"), and shall remain in full force and effect for twelve (12) months from Effective Date and from year to year thereafter; provided, however, that either Party may terminate this Agreement at any time upon thirty (30) days' notice in writing to the other Party or as provided in Sections 2(b) or 2(c) below.

b.	Shipper may terminate this Agreement immediately upon written notice in any of the following events:

(i)	Vendor loses its property broker or operating authority, receives an "unsatisfactory", unfit, or analogous safety rating from the U.S. Department of Transportation ("DOT") (or an analogous safety rating from any other governmental agency with jurisdiction over Vendor's operations), or otherwise becomes disqualified to perform its obligations under this Agreement, including where applicable, but not limited to, failure to qualify under Shipper's carrier qualification protocol as the same may be revised from time to time;
(ii)	Vendor breaches any covenant, obligation, condition, or requirement imposed upon it by this Agreement, and such breach continues for a period of fifteen (15) days after written notice thereof from Shipper to Vendor;
(iii)	Vendor becomes insolvent, files for or is forced to file for protection under bankruptcy laws or similar federal, state or provincial laws, or becomes unable to pay its debts in a timely manner;
(iv)	Vendor fails to comply with the performance metrics, if any, imposed upon it by Shipper as set forth in this Agreement;
(v)	Vendor fails to procure and maintain any of the insurance coverages required by this Agreement; or
(vi)	Except as permitted in Section 1d above, Vendor utilizes the services of any third party motor carrier to perform its obligations under this Agreement without prior written consent of Shipper.

c.	Vendor may terminate this Agreement immediately upon written notice in the event Shipper breaches any covenant, obligation, condition, or requirement imposed upon it by this Agreement and such breach continues for a period of thirty (30) days after written notice thereof to Shipper from Vendor.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

3.	Operating Authority and Compliance with Laws.

a.	Vendor represents and warrants that it has, and that all Subcontractors will hold, all required authorities, licenses, and permits required to perform the Services. Vendor further represents and warrants that it does not have, and will not use any Subcontractor that has, an unsatisfactory safety rating issued from the FMCSA or any applicable provincial authority. In the event that Vendor or a Subcontractor receives an unsatisfactory, unfit or analogous safety rating, Vendor shall notify Shipper and shall refrain from providing, or using any such Subcontractor to provide, Services.

b.	Vendor shall comply, and shall ensure that each Subcontractor complies, with all applicable laws, rules and regulations in general as well as all other federal, state and provincial laws or regulations specifically applicable to the Services, its employees, drivers and personnel related to transportation of the commodities tendered under his Agreement.

c.	Vendor specifically acknowledges that it shall be solely responsible for compliance with all provisions of applicable law regarding air quality and environmental standards including, but not limited to, those of the California Air Resources Board ("CARB"). Vendor warrants that it and its Subcontractors are aware of and in compliance with applicable CARB regulations, including the Truck and Bus Regulation ("TBR") at 13 C.C.R. § 2025, the Drayage Truck Regulation ("DTR") at 13 C.C.R, § 2027, and the Tractor Trailer Greenhouse Gas ("GHG") regulation at 17 C.C.R. § 95300 et. Seq. Vendor and its Subcontractors shall only dispatch and operate compliant vehicles and shall maintain shipment specific records evidencing such compliance, which records shall be provided to Shipper upon request.

d.	In the event Vendor is requested to transport or arrange transport of waste or hazardous materials, Vendor represents and warrants that it has, and its Subcontractors have, obtained all necessary federal, state and provincial permits and registrations to transport hazardous materials or waste in inter-provincial, interstate and/or intrastate commerce, including that it is and its Subcontractors are: (i) in compliance with any and all applicable laws, rules and regulations applicable to such transportation, including, but not limited to 49 C.F.R. Parts 171-178; (ii) using drivers which have undergone the necessary training requirements of all applicable state, provincial and federal laws; and (iii) using drivers that have the proper endorsements on their Commercial Driver's License (or such analogous operator permit as is applicable to such driver) to legally transport such shipments.

e.	By agreeing to provide Services with respect to any oversize, overweight, or over dimensional load, Vendor acknowledges and agrees that: (i) Vendor has experience in arranging or providing transportation with respect to such cargoes, including, but not limited to, ensuring proper routing and legal compliance of all such loads; (ii) Vendor's or its Subcontractor's personnel are experienced in transporting such cargoes; (iii) Vendor or its Subcontractor will obtain, prior to transport, all permits, authorizations, pilot cars and escorts required to formulate an acceptable route plan; (iv) Vendor is solely responsible for ensuring compliance with any and all applicable obligations regarding handling of such cargo; and (v) the agreed upon rate for the applicable Services takes into account the full cost of all such compliance, including, but not limited to, obtaining any and all permits, authorizations, route surveys and pilot vehicles in any jurisdiction. Vendor shall be solely responsible for any and all costs and expenses related to the provision of Services with respect to any oversize, overweight and over dimensional loads regardless of whether Vendor anticipated such costs in quoting pricing with respect to Services.

f.	Vendor and all Subcontractors will comply with any and all instructions provided by Shipper with respect to handling of food intended for human or animal consumption, and shall abide by all laws, rules and regulations applicable to handling food intended for human or animal consumption including, but not limited to, regulations of the Food and Drug Administration ("FDA") codified at 21 C.F.R. Part 1.900. Without limiting the foregoing Vendor and all Subcontractors will abide by the following with respect to any cargo intended for human or animal consumption or otherwise requiring controlled temperature transportation:

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

(i)	Vendor and its Subcontractors shall be responsible for the safety and sufficiency of all items used in the transportation of the goods, including all vehicles and Transportation Equipment as defined in regulations published by the FDA. Vendor and its Subcontractors are responsible for all sanitary conditions before and during transport. Vendor and its Subcontractors must confirm the vehicle and Transportation Equipment: (1) are in appropriate physical condition to transport the goods tendered; (2) are dry, leak proof, free of harmful or offensive odor, free from pest infestation and free from evidence of prior cargo that could render the shipment unsafe; and (3) shall never have been used to transport any solid or liquid waste (whether hazardous or not), refuse, trash, garbage, rodenticide, pesticide, or insecticide.

(ii)	Vendor and its Subcontractors shall ensure that all drivers and other personnel involved in rendering transportation services shall be trained in accordance with regulations published by the FDA including, but not limited to, personal sanitation, recognizing potential for cross contamination, proper functioning (including fueling) of refrigeration equipment, compliance with Shipper instructions, and condition of Transportation Equipment.

(iii)	If goods are tendered to Vendor and a reasonable person would understand that the goods require controlled temperature transportation, and Vendor has not been provided instructions regarding controlled temperature goods, Vendor shall request and obtain such instructions prior to loading the goods. If Vendor receives contradictory or confusing instructions regarding any shipment, Vendor must resolve the contradictory or confusing instructions prior to accepting the shipment for transport.

(iv)	With respect to cargo requiring controlled temperature transportation, Vendor shall abide by the following: (1) Vendor or its Subcontractor shall perform regularly scheduled maintenance on any refrigeration unit used to transport cargo pursuant to this Agreement in accordance with manufacturer recommendations, and shall maintain records of such maintenance; (2) Vendor or its Subcontractor shall ensure all refrigeration units are sufficiently fueled; (3) Vendor or its Subcontractor is responsible to ensure pre-cooling of all Transportation Equipment prior to pick-up; (4) Vendor shall ensure that all trailers are equipped with functioning temperature monitoring devices capable of demonstrating that required temperatures were maintained during the entire period of transit; and (5) Vendor will only use or permit the use of refrigeration equipment capable of producing a downloadable report demonstrating that required temperatures were maintained throughout the entire period of transit.

(v)	Unless a shipment is loaded and sealed prior to arrival of Vendor's or its Subcontractor's personnel, the manner of loading and securing freight upon equipment shall be the sole responsibility of Vendor or its Subcontractor. With respect to unsealed loads loaded prior to the arrival of Vendor or its Subcontractor, Vendor or its Subcontractor shall be obligated to inspect such loading prior to departing. Vendor represents that each driver utilized by it or any of its Subcontractors shall be competent to manage the loading and transportation of the goods subject to this Agreement.

(vi)	All Shipper trailer loads must be sealed. Shipper must write the seal number on the bill of lading. Vendor shall insure that Vendor and Subcontractor drivers do not affix any seal(s) to the trailer door themselves, but that only the Shipper itself performs this function. At time of actual delivery, only the consignee is allowed to break the seal(s) to insure that the correct seal(s) is intact. Consignee shall note on the delivery receipt that the seal(s) is intact and driver must request that the consignee expressly note the seal number(s) next to such notation as well. In addition, no driver is allowed to remove the seal(s) in transit unless instructed to do so by Shipper's Logistics Coordinator or competent legal authority with such proof attached to the delivery receipt. After the completion of each stop, a new seal or padlock shall be placed on the trailer. Vendor shall be presumptively liable to Shipper for all damages or loss caused by, or resulting from or in connection with the failure of Vendor or its Subcontractor to comply with the seal requirements set forth in this Agreement.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

(vii)	Vendor agrees that food that has been transported or offered for transport under conditions that are not in compliance with the load handling instructions, as provided to Vendor, including where Vendor cannot provide a report demonstrating that required temperatures were maintained during the entire period of transit, may be considered adulterated or contaminated. Vendor understands and agrees that any such shipments may be refused by the consignee or receiver, upon their delivery, at destination and Vendor shall bear sole risk of rejection of, and shall be liable for, such cargo. Vendor shall provide reefer download within forty-eight (48) hours of request, if there is cause to believe a malfunction occurred during transit of a shipment. There will be no charge to Shipper for this data.

4.	Tender of Freight.

a.	Vendor must accept at least ninety-eight percent (98%) of all loads tendered to Vendor. Vendor shall Inform Shipper's Logistics Service Coordinator and Shipper's Logistics Department of the reason(s) for declining any load. Vendor acknowledges that, if Vendor fails at any time to attain a ninety-eight percent (98%) tendered load acceptance rate on a thirty (80) day rolling average per any one lane, Shipper may at any time thereafter upon thirty (30) days written notice terminate the tender of loads to Vendor for either specified lanes or altogether.

b.	Services pursuant to this Agreement shall be performed from the origin points and to the destination points listed in a Rate Document incorporated as an appendix or schedule to this Agreement pursuant to Section 11 below.

c.	Vendor shall not be the exclusive Vendor for Shipper on any lane.

d.	Shipping instructions, bills of lading, delivery receipts, claims for loss, damage, undercharges or overcharges, and related communications may be transmitted by EDI in such format as Shipper may reasonably require. At all times during the term of this Agreement, Vendor must be able to receive and respond via EDI transmissions to all required load tender transmissions, in transit status updates and all other electronic transmissions as outlined in the McCain Foods Carrier Expectation Document, as the same may be amended or supplemented by Shipper upon notice to Vendor, or otherwise required by Shipper. Vendor acknowledges that it has been provided a copy of the McCain Foods Carrier Expectation Document current as of the Effective Date.

e.	Vendor must accept or decline each load tender within seventy-five (75) minutes from the time the load tender transmission is received from Shipper.

f.	Failure to respond within such seventy-five (75) minute period shall constitute a declination of the load for purposes of Section 4a of this Agreement, and Shipper may (at its option) re-tender the load to the Vendor or tender the load to another Vendor. In the event of any uncertainty by Vendor whether its response has been received by Shipper, Vendor shall contact Shipper’s Logistics Coordinator via Shipper's Transportation Management System ("TMS") load notes.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

g.	Tenders that have been accepted by Vendor shall not be declined within twenty-four (24) business hours of the scheduled ship date. In the event that Vendor declines a load within twenty-four (24) hours of the scheduled ship date, Vendor must contact Shipper's Logistics Coordinator by email notice and by telephone and shall be responsible for any additional costs incurred by Shipper as a result of such late declination.

h.	This Agreement governs shipments tendered to Vendor on a freight charge "prepaid, collect and third- party" basis only.

i.	Vendor shall provide the following information either by EDI or manual entry on Shipper's TMS website for carriers:

(i)	Load Tender Declines: If Vendor declines a load (whether with Shipper's consent or without Shipper's consent, Vendor must specify the reason for declining the tender at the time the tender is declined using EDI standard codes with the 990 Tender Response document.

(ii)	En-Route Status Updates: Vendor must promptly notify Shipper's Logistics Coordinator and Shipper's Logistics Department of pickup and delivery and the reason for any delays, late arrivals and/or missed appointments (including reschedules and no-shows) via EDI 214 transmissions.

j.	Vendor shall provide the following shipment updates either by EDI or manual entry on the Shipper's TMS website for carriers:

(i)	On time Performance Data: Vendor shall provide appointment dates and times on all shipments. Vendor must schedule all pickup and delivery appointments and notify Shipper's Logistics Coordinator and Shipper's Logistics Department thereof within twenty-four (24) hours of confirming the tender acceptance. All of the following data points are required:

1.	Scheduled appointment at pickup location(s) with 3PL and Shipper's warehouse locations to be scheduled within Shipper's TMS.
2.	Actual appointment at pickup location(s).
3.	Actual departure at pickup location(s).
4.	Scheduled appointment at delivery location(s).
5.	Actual appointment at delivery location(s).
6.	Actual departure at delivery locations(s).
7.	En route/ETA updates throughout transit from pickup to delivery.

k.	EDI Vendors may submit an EDI shipment status (214) to populate the On Time Performance Data, however, if the transmission fails, or if Vendor is non-EDI enabled, then Vendor must manually enter the required data on Shipper's TMS website for carriers.

5.	Equipment, Personnel and Performance.

a.	Commodities to be transported by Vendor or a Subcontractor pursuant to this Agreement may consist of, but will not necessarily be limited to, commodities requiring special care and handling including food products intended for human or animal consumption, or unprocessed commodities intended for processing into such food products. Vendor represents and warrants that it or its Subcontractor has experience in transporting commodities of the type to be provided by Shipper pursuant to this Agreement.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

b.	Vendor or its Subcontractor, at its sole cost and expense, shall provide suitable power units and other necessary equipment required in providing Services under the terms of this Agreement. Any such motor vehicles, in addition to any trailers and/or containers used in the performance of this Agreement, regardless of whether such trailers and/or containers are provided by Shipper or by Vendor or a Subcontractor, shall by referred to collectively herein as the "Transportation Equipment" or the "Equipment".

c.	Vendor and all Subcontractors shall utilize in the operation of Equipment only fully qualified, properly trained and licensed personnel and shall comply with all laws and regulations governing its use of such personnel. Such persons shall be subject to thorough background checks by Vendor or its Subcontractor, and be under Vendor's exclusive management and control at all times, or if employed as or by a Subcontractor, Vendor shall be liable for the performance, management and actions of such person.

d.	Vendor and all Subcontractors shall assign to Shipper's account personnel with experience handling commodities of a type similar to those tendered by Shipper. In the event that personnel utilized by Vendor or a Subcontractor for services provided hereunder are responsible for loss or damage claims or otherwise unsuitable for the work in Shipper's sole opinion, Shipper may request in writing that such personnel not handle freight tendered by Shipper and Vendor or the applicable Subcontractor shall remove any such personnel from handling freight tendered by Shipper. Shipper shall not be responsible for any act or any failure to act of the personnel utilized by Vendor or any Subcontractor in the performance of the Services.

e.	Vendor shall be solely responsible for controlling the method, manner and means of accomplishing the Services. Vendor, its Subcontractors or their drivers are responsible for determining the appropriate route for transportation. Any route directions provided by Shipper to Vendor are provided as a convenience only and Vendor and it Subcontractors shall have no obligation to follow such routing directions.

f.	Except with respect to trailers owned or leased by Shipper, for which Shipper shall bear the costs of reasonable wear and tear, Vendor or its Subcontractor shall bear the full cost and expense of all fuel (including reefer fuel if any), oil, tires, parts, road service, maintenance, and repair in connection with the use and operation of the Equipment and which may be required to keep the Equipment in good repair, good mechanical condition, and in such condition as is necessary to be used in the transportation of shipments subject to this Agreement.

g.	Neither Vendor nor its Subcontractor will transport cargo of any third party in or upon any trailer while loaded with goods of Shipper. In addition to any and all other damages for which Vendor may be liable due to breach of this provision, Vendor and its Subcontractors shall forfeit all charges applicable to any such shipment for which exclusive use has not been provided.

h.	Neither Vendor nor any Subcontractor shall display Shipper's name on any Equipment used to perform the Services and not supplied by Shipper.

i.	Reefer units required for the performance of the Services shall be in good working order and properly fueled. Equipment used in the performance of the Services shall be free of blood, ice melt, or other contamination from fresh meat, fish, and/or poultry products. Any Equipment previously used to transport such commodities shall be sanitized prior to loading. This provision also includes pallets or material handling equipment that may be utilized by the Vendor or any Subcontractor. Vendor and all Subcontractors shall adhere to all equipment requirements for 53'xlO2" ribbed aluminum floor reefer trailers. Reefer trailers are required to be in clean and working condition for every load and, unless different temperatures are specified on an applicable bill of lading ("BOL") or within applicable tender details or notes, pre-cooled to - 10 with a reefer run and set point of zero.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

j.	Vendor and all Subcontractors shall only employ 53' ribbed aluminum floor reefer trailers in connection with the performance of Services under this Agreement, unless expressly authorized by Shipper to the contrary. If Shipper has not so authorized the use of non-53' trailers and if Shipper's shipment orders are cut at the dock because Vendor or its Subcontractor has failed to supply a 53' trailer, then a $500 reduction to the applicable invoice may be deducted (per shipment utilizing such noncompliant equipment) from the Vendor's freight charge for equipment non-compliance.

k.	Vendor shall use all commercially reasonable efforts to arrange or provide for the transportation of Shipper's freight and shall meet Shipper's requirements, as may be communicated to Vendor from time-to- time, for dedicated Equipment which may include, but not limited to, trailer pools (maintained at Shipper's facilities for Vendor's own convenience), scheduled service, expedited service, night and weekend pickup and deliveries, and through transportation of truckload shipments without transfer of lading (unless mechanical failure requires transfer), multiple stop-offs, re-consignment or diversion of cargo in transit or any combinations of such services.

l.	Vendor or its Subcontractor shall promptly, efficiently, and safely, in accordance with all applicable legal and regulatory requirements, receive, transport and deliver goods in received condition to the consignees listed in the applicable BOL, whether such goods are received from Shipper or from third-parties to the account of Shipper. Vendor shall provide transportation for shipments originating from or terminating at points other than the Shipper's facilities when Shipper has an interest in the shipment, irrespective of whether title has passed to Shipper.

m.	Vendor shall comply with Shipper's Transportation Service Policies as described in Appendix D to this Agreement and Shipper's policies regarding over, short and damage reporting (in both cases, as may be amended or supplemented by Shipper upon notice to Vendor). Vendor is required to have a single point of contact to manage Shipper's quality process and to answer any daily operational issues and concerns.

n.	IN THE EVENT THAT VENDOR OR A SUBCONTRACTOR UTILIZES A TRAILER OWNED BY OR LEASED TO SHIPPER, OR OTHERWISE PROVIDED TO VENDOR OR A SUBCONTRACTOR BY SHIPPER ("TRAILER(S)") FOR THE PERFORMANCE OF THE SERVICES CONTEMPLATED HEREUNDER, VENDOR SHALL BE LIABLE FOR, AND SHALL DEFEND, INDEMNIFY, PAY, REIMBURSE AND HOLD SHIPPER HARMLESS FROM, ANY DAMAGE TO TRAILERS, DESTRUCTION OF TRAILERS, CONTAMINATION OF TRAILERS, THEFT FROM TRAILERS, THEFT OF ANY CONTENTS OF TRAILERS, AND FOR ANY CLAIMS FOR BODILY INJURY (INCLUDING DEATH) OR PROPERTY DAMAGE CAUSED BY ANY TRAILER(S) REGARDLESS OF WHETHER SUCH DAMAGE, INJURY, DESTRUCTION, OR THEFT IS CAUSED OR OCCURS WHILE THE TRAILER IS ATTACHED OR UNATTACHED TO ANY POWER UNIT OPERATED BY VENDOR OR A SUBCONTRACTOR, EXCEPT TO THE EXTENT SUCH DAMAGE, DESTRUCTION, OR: THEFT IS CAUSED BY THE NEGLIGENCE, RECKLESSNESS, OR WILLFUL MISCONDUCT OF SHIPPER, THE INITIAL BURDEN OF PROVING SUCH DAMAGE, INJURY, DESTRUCTION, OR THEFT WAS THE RESULT OF THE NEGLIGENCE, RECKLESSNESS, OR WILLFUL MISCONDUCT OF SHIPPER IN ANY PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT SHALL REST ON VENDOR. IN THE EVENT THAT APPLICABLE STATE LAW DOES NOT ALLOW SHIPPER TO WAIVE LIABILITY TO THE EXTENT CONTAINED IN THIS PROVISION, THE PARTIES EXPRESSLY AGREE THAT SHIPPER'S LIABILITY WILL BE WAIVED TO THE FULLEST EXTENT ALLOWED BY APPLICABLE STATE LAW.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

O.	SHIPPER SHALL NOT BE LIABLE TO VENDOR OR ANY SUBCONTRACTOR FOR ANY INJURY OR DAMAGE TO, OR FOR ANY LOSS, THEFT OR MYSTERIOUS DISAPPEARANCE OF OR FROM ANY TRAILER OWNED BY, LEASED TO, OR OTHERWISE BEING USED BY VENDOR OR ANY SUBCONTRACTOR IN THE PERFORMANCE OF THIS AGREEMENT WHILE IN SHIPPER’S POSSESSION,OR THE POSSESSION OF AN AGENT OR CONTRACTOR OF SHIPPER. VENDOR HEREBY RELEASES AND AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS SHIPPER AGAINST ANY CLAIM THEREFORE MADE BY OR ON BEHALF OF ANY LESSOR OR OTHER TRANSFEROR OF SUCH TRAILER TO VENDOR OR A SUBCONTRACTOR, UNLESS SUCH INJURE DAMAGE, LOSS, THEFT, OR DISAPPEARANCE WAS CAUSED BY OR RESULTED FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SHIPPER. THE BURDEN OF PROVING THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SHIPPER UNDER THIS PROVISION SHALL REST WITH VENDOR. AS NECESSARY OR CONVENIENT FOR SHIPPER'S OPERATIONS, SHIPPER SHALL HAVE THE RIGHT, AT ITS SOLE COST AND EXPENSE, TO MOVE ANY TRAILER ON SHIPPER'S PROPERTY, OR OTHERWISE NECESSARY OR INCIDENTAL TO ANY SUCH MOVEMENT.

6.	Independent Contractor Status of Parties.

a.	In the performance of services hereunder, the relationship of each Party to the other and of any Subcontractor to Shipper shall be that of independent contractor. Nothing in this Agreement shall be construed as establishing an employment, agency, partnership or joint venture relationship between the Parties or between any Subcontractor and Shipper. Under no circumstances may an employee, officer, agent, or contractor of Vendor or any Subcontractor be considered an employee of Shipper. Vendor or its Subcontractors shall be responsible for the payment of these persons including the payment of all payroll taxes and other contributions or taxes for unemployment insurance, workers' compensation, old age pensions, or other social security and related protection with respect to such persons. If under the applicable state unemployment compensation law, Vendor or a Subcontractor has the right to elect whether or not to be bound by the terms of such law, Vendor or its applicable Subcontractor shall either self-insure or promptly register under said law. Vendor and its Subcontractors shall have the exclusive control over the manner in which Vendor or its Subcontractors perform the Services provided hereunder,

b.	Neither Party shall be responsible for any debts or obligations incurred by the other in performance of its business activities, except as expressly provided herein.

7.	Shipment Documentation.

a.	Each shipment subject to this Agreement shall be evidenced by a BOL or other receipt or proof of delivery in a form acceptable to Shipper (such documentation to be referred to generally as "Shipment Documentation"). The Shipment Documentation shall constitute conclusive evidence of receipt of such goods by Vendor or its Subcontractor in apparent good order and condition (unless the content and condition of such goods are not readily observable) except as otherwise expressly noted on the face of such document. No terms or provisions thereof which address matters not addressed herein shall apply to any shipment hereunder If any term or condition of such document conflicts with any term or condition of this Agreement, this Agreement shall control. The foregoing notwithstanding, Vendor and its Subcontractors shall comply with shipment specific handling instructions set forth on the Shipment Documentation. The Shipment Documentation showing the kind, quantity, and condition of goods received and delivered by Vendor or its Subcontractor at the receipt and delivery points, respectively will be signed by Vendor or its Subcontractor and Shipper at the time Vendor or its Subcontractor takes possession of the shipment. The provisions of this Section shall be applicable to all shipments hereunder, irrespective of whether Shipment Documentation is executed for any individual shipment; provided, however, that if an actual BOL is not executed, then Vendor or its Subcontractor shall, upon tender of a shipment to it by Shipper or by a third party, give Shipper or said third party a written receipt thereof. In no event will any provisions of any tariff, BOL, service guide, rate confirmation or other documentation prepared by Vendor or its Subcontractor not set forth in any Rate Document incorporated as an appendix or schedule to this Agreement in accordance with Section 11 below apply to any Services or otherwise be binding on Shipper.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

b.	Vendor or its Subcontractor shall obtain receipts for goods delivered as required by Shipper. If requested by Shipper, Vendor shall promptly provide copies of such receipts or other documents to Shipper.

c.	Vendor shall retain all reports, receipts, documents or other records required to be maintained or prepared by Vendor for a period of not less than three (3) years, or for such greater period of time as maybe required by law, and shall promptly furnish a copy thereof to Shipper upon request. It is stipulated that records maintained in the manner provided herein shall be admissible for all purposes in the event of dispute or litigation.

8.	Loss, Damage, and Delay.

a.	Vendor agrees to transport Shipper's goods safely, efficiently, and according to the instructions of the Shipper. Subject to the terms, conditions, and provisions herein or in any applicable appendix or schedule hereto, Vendor shall be liable to Shipper for all freight loss, damage, and delay to the goods tendered to Vendor or transported by it, as if a common carrier under the Carmack Amendment to the Interstate Commerce Act (as currently codified at 49 U.S.C. § 14706 and as amended from time to time) regardless of whether such loss, damage, or delay occurs in transit or while such goods are being stored by Vendor awaiting delivery and regardless of whether a different standard would otherwise apply in the absence of this Agreement. The measure of the loss, damage or injury shall be the market value of the kind and quantity of the freight so lost, damaged or destroyed but shall not exceed $150,000 per shipment unless Shipper has declared additional value in accordance with the provisions herein. No lower limitation of liability shall apply. Shipper may request that Vendor accept a higher maximum liability. In such an event, the increased valuation will be stated in the load confirmation agreed to between Vendor and Shipper. Vendor's acceptance of the load shall evidence Vendor's acknowledgement that Vendor agrees that it will be liable for the increased valuation (of the full value of the goods, whichever is less), and that Vendor agrees to maintain cargo insurance up to the full amount of such valuation. Upon request, Vendor will provide Shipper evidence of such increased cargo insurance limits, which insurance will comply with the provisions of this Agreement governing cargo insurance.

b.	Vendor acknowledges that goods or products shipped by Shipper are perishable and time sensitive. Where there is evidence that a shipment was subjected to inappropriate temperatures, Shipper, in its sole discretion, may determine that the shipment may have been rendered injurious to health and may reject the entire shipment or any portion thereof.

c.	49 C.F.R. Part 370 will govern handling and processing of claims and salvage except to the extent that any provision of such regulations conflicts with this Agreement in which case the Agreement will control.

d.	If a shipment is refused by the consignee, or if Vendor or its Subcontractor is unable to deliver it for any reason, Vendor's or its Subcontractor's liability as a warehouseman will not begin until the goods have been placed in Vendor's or its Subcontractor's terminal or in a public warehouse or other storage facility under reasonable security and reasonable conditions.

e.	Vendor shall promptly notify Shipper of any accidents, spills, theft, hijacking, delays or shortages that impair the safe and prompt delivery of the goods in its custody or control and Vendor shall take such steps as may be reasonable under the circumstances to mitigate the delay, loss or damage. Vendor shall promptly notify Shipper of any refused or "on hand" goods and request additional instructions regarding delivery or storage of such goods. Such instructions by Shipper shall be promptly acknowledged by Vendor in writing, stating the amount, date, and time storage charges, if any, shall begin to accrue. Under no circumstances shall the Vendor and any Subcontractor be allowed to dispose of damaged or refused product at its own discretion. All disposition of on hand product shall be at the direction of Shipper.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

f.	if Vendor fails to complete any shipment of goods and if Shipper, or any person acting on behalf of Shipper, completes such trip, Vendor shall be responsible for the actual costs of such completed transport.

g.	Vendor shall return damaged goods caused by Vendor's or its Subcontractor's negligence at Vendor's expense to the point of origin or, with Vendor's and Shipper's consent, to another point designated by Shipper's Logistics Coordinator.

h.	Vendor's liability for goods lost or damaged shall include any reasonable expenses incurred by Shipper to mitigate its damages. Vendor shall also be liable for Shipper's reasonable administrative expenses incurred in connection with the filing of claims against Vendor, plus a proportion of the freight charge for the entire shipment, equal to the ratio of the weight of lost or damaged goods to the weight of the entire shipment unless the value of the goods already includes freight costs,

i.	Shipper must file all claims against Vendor within nine (9) months from the date of delivery in the case of damaged or destroyed goods and within nine (9) months of the scheduled delivery date in the case of lost goods. All claims shall be paid, settled, or disallowed by written notice given by Vendor to Shipper within ninety (90) days of filing. Failure to pay, settle or notify Shipper of a disallowance within such 90-day period shall constitute approval of the claim in full. Any disallowances shall state a lawful reason for the Vendor declining to accept responsibility for the claim, and shall be stated by the Vendor, not its insurer.

j.	Shipper may initiate a claim by providing either a written notice to Vendor or by having the consignee or its agent clearly write an exception notation on the delivery receipt.

k.	Any written notice of claim shall be promptly acknowledged by Vendor in writing within fifteen (15) days after receipt of such claim. Failure to so acknowledge the receipt of the claim within such 15-day period shall be conclusively deemed to constitute approval of the claim in full by Vendor.

l.	Claims based on a concealed loss or damage reported to Vendor by Shipper or consignee within fifteen (15) days of the date of delivery shall be treated by Vendor as though an exception notation had been made on the delivery receipt at the time of delivery.

m.	A claim by Shipper shall not be invalidated by Vendor solely because Shipper is unable to exactly determine the amount of the claim within the time period referenced in section 8i.

n.	The time limit within which Shipper must institute suit against Vendor to recover on a claim shall be two (2) years from the date Shipper receives a written disallowance from Vendor.

o.	If Shipper recovers on a claim against Vendor, Shipper shall be entitled to recover from Vendor, in addition to its other recoveries, all of Shipper’s costs and expenses reasonably incurred In collecting its claim, including reasonable attorney's fees and interest at the annual rate of twelve percent (12%) from the date of delivery or scheduled delivery of the shipment.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

p.	Notwithstanding anything to the contrary contained in this Agreement or elsewhere, whether or not Vendor or its insurer has paid Shipper partial, full, or other value for any damaged goods, and whether or not title to such goods has been transferred to Vendor, its insurer or their respective assigns, in no event shall Vendor, its insurer or their respective assigns sell, distribute, or otherwise place into commerce any of such damaged goods without first removing from each of the goods and their packaging, at Vendor's cost, all trademarks, trade names, logos, labels and other brand name identification affixed to such damaged goods or their packaging and obtaining the prior written consent of Shipper to the course of action for disposal proposed, which Shipper may deny in its sole discretion. Vendor waives any and all rights to salvage with respect to goods tendered to Vendor for transport, including, but not limited to, any right to a credit or offset related to loss, damage or destruction of such goods.

q.	Further, no product deemed by Shipper to be a potential health hazard or danger to the general public pursuant with DOT, FDA, USDA or other competent federal, state, or local authority concerning food safety rules, regulations, or practices shall be allowed to be salvaged, but shall be dumped at Vendor's expense without any deduction or other allowance to the full value of the Shipper's filed claim amount. In addition to all other remedies at law or in equity, Shipper shall be entitled to the equitable remedy of specific performance with respect to any such breach.

r.	Vendor shall be considered to have been given proper notice of a potential claim by Shipper whenever (and at the time) product is either rejected by consignee or an exception is noted on the delivery receipt. If Vendor or its Subcontractor experiences any reefer trailer mechanical problems in transit, and a dear delivery receipt is erroneously provided for that particular shipment (because, for example, temperatures are back within an acceptable range at time of delivery), Vendor shall not use such documentation as a basis for disallowance of Shipper's claims should any subsequent claim be filed due to any mechanical (including temperature) variance experienced as a result of such malfunction. Shipper shall use commercially reasonable efforts to inspect and test incoming product as quickly as possible to verify whether or not actual damage due to temperature abuse occurred. Unless Vendor requests its own inspection conducted within thirty (30) days of delivery or rejection, Vendor shall be conclusively deemed to have irrevocably waived any further inspection, and Shipper or its agent's own Inspection Report shall prevail. Any product deemed unsalvageable by Shipper shall be dumped after this thirty (30) day period at Vendor's expense. Any decision by Vendor to waive Vendor inspection or failure to timely inspect the damaged product relinquishes any future Vendor right to challenge the results of Shipper's own inspection and/or test results.

s.	Except as provided in the following sentence, all loads are considered Shipper Load, Vendor Count. If shipments are loaded onto drop trailers and counted by the Shipper, referred to as Shipper Load and Count, (SL&C), Vendor or its Subcontractor shall count the goods at the first point at which the drop trailer containing the goods is to be unloaded and Vendor shall promptly report damaged goods, overages, and shortages to Shipper and promptly confirm the same in writing.

t.	Due to the risk of terrorism and vandalism, all Shipper trailer loads must be sealed. Shipper of product must write the seal number on the bill of lading. Vendor and its Subcontractors shall insure that their drivers do not affix any seal(s) to the trailer door themselves, but that only the Shipper itself performs this function. At time of actual delivery, only the consignee is allowed to break the seal(s) to insure that the correct seal(s) is intact. Consignee shall note on the delivery receipt that the seal(s) is intact and driver must request that the consignee expressly note the seal number(s) next to such notation as well, in addition, no driver is allowed to remove the seal(s) in transit unless instructed to do so by Shipper's Logistics Coordinator or competent legal authority with such proof attached to the delivery receipt. After the completion of each stop, a new seal or padlock shall be placed on the trailer and Vendor or its Subcontractor shall comply with the seal requirements set forth in this Agreement. Vendor shall be presumptively liable to Shipper for all damages or loss caused by, or resulting from or in connection with Vendor's failure to comply with the seal requirements set forth in this Agreement.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

9.	Insurance.

a.	The following minimum limits of liability shall be maintained in full force and effect during the term of this Agreement, which amounts may be modified by Shipper subsequently upon thirty (30) days written notice.

b.	Vendor and each of its Subcontractors shall obtain and maintain: (i) Commercial General Liability Insurance ("CGL"), including contractual liability coverage, in an amount not less than $2,000,000 per occurrence; (ii) workers' compensation insurance (in accordance with statutory limits; and (iii) employers' liability insurance with limits of not less than $ 1,000,000 per occurrence.

c.	If Vendor is providing Logistics Services (including if Vendor renders both Logistics Services and Carrier Services), Vendor shall also obtain and maintain: (i) Truck Broker Liability ("TBL") Insurance with limits of not less than $ 2,000,000 per occurrence, coverage under which policy shall not be contingent on whether or not the underlying Subcontractor maintains commercial automobile liability insurance; and (ii) Broad Form Motor Truck Cargo Legal Liability insurance or Contingent Cargo Legal Liability insurance ("Cargo Insurance") in an amount not less than $150,000 per occurrence which insurance shall have no exclusions or restrictions of any type that would be likely to result in denial of claims, including but not limited to any exclusion for unattended vehicles, loss of or from trailers unattached to power units, foodstuffs, perishable commodities, reefer malfunction, lack of reefer fuel, failure to set or maintain the appropriate temperature or for the infidelity, fraud, dishonesty, or criminal acts of Vendor's or its Subcontractors employees, agents, officers or directors. If the policy contains such exclusions, Vendor shall obtain and furnish a surety bond providing such coverage to the satisfaction of Shipper.

d.	If Vendor is providing Carrier Services (including if Vendor renders both Logistics Services and Carrier Services), Vendor shall obtain and maintain, and any Subcontractor used by any Vendor to provide Carrier Services shall obtain and maintain,: (i) Commercial Automobile Liability ("AL") Insurance to cover liability for bodily injury, including death, and property damage with a combined single limit of at least $ 2,000,000 per occurrence; and (ii) Broad Form Motor Truck Cargo Legal Liability insurance ("Cargo Insurance") in an amount not less than $150,000 per occurrence which insurance shall have no exclusions or restrictions of any type that would be likely to result in denial of claims, including but not limited to any exclusion for unattended vehicles, loss of or from trailers unattached to power units, foodstuffs, perishable commodities, reefer malfunction, lack of reefer fuel, failure to set or maintain the appropriate temperature or for the infidelity, fraud, dishonesty, or criminal acts of Vendor's or its Subcontractors employees, agents, officers or directors. If the policy contains such exclusions, Vendor shall obtain and furnish a surety bond providing such coverage to the satisfaction of Shipper.

e.	All insurance required to be maintained hereunder will be underwritten by insurers maintaining an AM Best Rating of A- or better. Vendor makes no warranty or representation of any kind that insurance maintained by Vendor hereunder shall suffice to cover any liabilities that Vendor may incur hereunder. Deductible amounts under the insurance policies shall be paid by Vendor. Vendor shall furnish to Shipper upon request Certificates of Insurance evidencing the coverages required above (and if Shipper so directs, copies of the actual insurance policies), and containing the unequivocal agreement on the part of the insurer to notify Shipper of the cancellation of or any material changes in said insurance policies at least thirty (30) days prior to such cancellation or change. Shipper shall be named as an additional insured on a primary and noncontributory basis on Vendor's CGL, AL and TBL policies, and as a loss payee on Vendor's Cargo Insurance. Such insurance shall be primary with respect to all insureds. Such insurance shall be applicable separately to each insured and will cover claims, suits, actions or proceedings by each insured against any other insured.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

f.	If Vendor or a Subcontractor is self-insured, it will provide evidence of such, including proof of acceptance of self-insurance status by the FMCSA or other governing agency.

g.	All insurance policies shall provide for waiver of underwriter's subrogation rights against Shipper, its officers, directors, employees, subsidiaries, and affiliates.

h.	Vendor shall promptly notify Shipper if any of Vendor's or its Subcontractor's insurance coverage described above is cancelled, impaired or otherwise invalidated. Vendor's or Subcontractor's failure to comply with any element of the insurance requirements set forth herein shall entitle Shipper to immediately suspend all performance hereunder, pending compliance by Vendor or the Subcontractor.

10.	Indemnity. VENDOR SHALL DEFEND, INDEMNIFY, AND HOLD SHIPPER AND ITS AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, AGENTS, AND EMPLOYEES HARMLESS FROM AND AGAINST ALL DIRECT AND INDIRECT LOSS, LIABILITY, DAMAGE, CLAIM, FINE, COST OR EXPENSE, INCLUDING REASONABLE ATTORNEY'S FEES AND COURT OR ARBITRATION COSTS, ARISING OUT OF OR IN ANY WAY RELATED TO THE PERFORMANCE OF, OR FAILURE TO PERFORM, THE SERVICES OR BREACH OF THIS AGREEMENT BY VENDOR, ANY SUBCONTRACTOR, OR ANY OF THEIR EMPLOYEES OR INDEPENDENT CONTRACTORS WORKING FOR VENDOR (COLLECTIVELY, THE "CLAIMS"), INCLUDING, BUT NOT LIMITED TO, CLAIMS ARISING FROM: PERSONAL INJURY (INCLUDING DEATH) OR PROPERTY DAMAGE; POSSESSION, USE, MAINTENANCE, CUSTODY OR OPERATION OF THE EQUIPMENT; EMPLOYMENT STATUS OF VENDOR OR SUBCONTRACTOR EMPLOYEES AND/OR INDEPENDENT CONTRACTORS, (INCLUDING CLAIMS BY GOVERNMENTAL AGENCIES FOR UNEMPLOYMENT, INCOME OR OTHER TAXES OR WORKERS' COMPENSATION); PROVIDED, HOWEVER, THAT VENDOR'S INDEMNIFICATION AND HOLD HARMLESS OBLIGATIONS UNDER THIS PARAGRAPH WILL NOT APPLY TO THE EXTENT CLAIMS ARE DETERMINED BY A JUDICIAL COURT OR COURT OF ARBITRATION HAVING APPROPRIATE JURISDICTION TO HAVE BEEN DIRECTLY AND PROXIMATELY CAUSED BY THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF THE PARTY ENTITLED TO INDEMNITY. ALL PARTIES LISTED HEREIN AS ENTITLED TO THE BENEFITS OF THIS PROVISION ARE INTENDED THIRD PARTY BENEFICIARIES HEREOF AND AS SUCH ARE ENTITLED TO ENFORCE RIGHTS GRANTED BY THIS PROVISION DIRECTLY.

11.	Rates.

a.	Rates applicable to shipments transported under this Agreement shall be set forth in one or more documents incorporated as Appendix A to this Agreement or a schedule thereto by mutual written agreement of the Shipper and the Vendor ("Rate Document"). Amendments or changes to such rates shall be made only in writing and acknowledged by Shipper and Vendor. Each Rate Document shall identify the time period and shipments to which it applies.

b.	Accessorial charges shall be in accordance with Appendix 0 to this Agreement as the same may be amended or supplemented by Shipper upon notice to Vendor. When written approval is required for accessorial charges specified in Appendix B, Vendor will submit a request for such approval through Shipper's TMS system as outlined in Shipper's Carrier Expectation Document, or other Shipper instructions. Vendor must comply with detention notification guidelines as outlined in Shipper's Carrier Expectations Document.

c.	Fuel surcharges payable by Shipper shall be as specified in Appendix C to this Agreement as the same may be amended or supplemented by Shipper upon notice to Vendor.

d.	In the event the service is provided and it is subsequently discovered that there was no applicable or understood rate in a Rate Document, the Parties agree that the rate paid by Shipper and collected by Vendor shall be the agreed-upon rate of the Parties for the Services provided, unless such rate is objected to by Vendor within ten (10) days of the invoice date. Under no circumstances shall any rate or provision contained in Vendor's or a Subcontractor's bill of lading, tariff, or other form of pre-printed rate schedule apply to any shipment unless otherwise set forth in a Rate Document.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

e.	Shipper shall pay Vendor the rates and charges as full and complete compensation for the Services contemplated by this Agreement. These rates and charges shall apply to all goods shipped or received by Shipper and/or third parties for Shipper's account from or to all of Shipper's shipping and receiving points.

f.	Mileage computation shall be determined by PC Miler Practical Mileage (Version 31) or by using some other generally accepted method designated by Shipper. Vendor agrees to license or have access and version upgrades to PC Miler or other method designated by Shipper to accurately determine mileage consistent with Shipper and/or Shipper's designated method.

g.	Vendor shall use all commercially reasonable efforts to achieve additional cost savings through a continuous improvement process. Vendor shall target total cost savings with Shipper. The results of the continuous improvement process shall be reviewed during quarterly business reviews by both Parties.

11.	Payment.

a.	Vendor must operate in accordance with Shipper's freight payment requirements within Shipper's BluJay TMS. Vendor shall submit all invoices to Shipper using Shipper's BluJay TMS, as further described in Shipper's North American Freight Billing Guide (as the same may be amended or supplemented by Shipper upon notice to Vendor). Vendor acknowledges receipt of a current version of Shipper's North American Freight Billing Guide.

b.	With respect to undisputed freight charges, Shipper, or a third party payor designated by Shipper, shall pay Vendor within sixty (60) days after receipt of a freight bill and proof of delivery or, if a shipment is prepaid based on the bill of lading, then within sixty (60) days from the date of the bill of lading, or the date Vendor submits the proper proof of delivery as required by this provision, whichever is later.

c.	Shipper may advise Vendor (by use of a bill of lading issued by Shipper) that any particular shipment is to be freight collect. Vendor agrees that Shipper shall have no liability for freight charges on collect shipments outbound from Shipper and that Vendor shall make no attempt to collect freight charges from Shipper on such shipments. Vendor further agrees that Shipper shall have no liability for freight charges on prepaid shipments inbound to Shipper and that Vendor shall make no attempt to collect freight charges from Shipper on such shipments.

d.	Shipper may deduct or withhold from any payment any amount Vendor is indebted to Shipper, including freight loss, damage, or delay claims. Payment to Vendor shall not preclude Shipper from subsequently disputing the amount of any charges, or loss or damage to any shipment.

e.	Vendor agrees that Shipper is not liable for any charges if the initial billing for such charges is made greater than one hundred twenty (120) days from the delivery of goods associated with the billing. This rule applies to individual charges regardless of whether Vendor bills Shipper for part of the services related to the shipment within the 120-day period.

f.	Vendor shall submit to Shipper, a monthly aging report for all freight charges that involve a balance due for over sixty (60), and ninety (90) days by the tenth (10th) day of each month, or as requested by Shipper.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

{Carrier or Broker)

g.	Overcharge and undercharge claims on a shipment transported pursuant to this Agreement must be submitted within eighteen (18) months after the bill of lading date and, in no event, later than six (6) months after the expiration or termination of this Agreement. Any overcharge and undercharge claims that are not timely submitted shall be void. Except as otherwise provided in this Agreement, all overcharges and duplicate payments shall be processed by Vendor in accordance with 49 C.F.R. 378. Claims by Vendor that it was paid less than was warranted based on the rate specified herein and the total weight transported must be submitted in writing to Shipper. Shipper shall pursue the recovery of overpayments via form claims filing or by documented adjustments to the ongoing payments stream, in the case of a Shipper adjustment, Shipper will provide the Vendor with a monthly report detailing all adjustments made against its account, if a dispute arises which cannot be amicably resolved, the dispute shall be submitted to dispute resolution pursuant to the provisions of this Agreement. Where litigation or arbitration is not commenced in accordance with the foregoing provisions within one hundred eighty (180) days from the bill of lading date or six (6) months after termination or expiration of the Agreement, whichever is earlier, neither party shall be liable and such claims shall not be paid.

h.	Vendor fully and expressly waives and forever relinquishes its right to any lien on cargo transported pursuant to this Agreement under any applicable law, including any warehouseman's or other lien whatsoever to secure payment of any amounts due Vendor hereunder and shall require all Subcontractors to relinquish such lien rights.

i.	Vendor shall not report open Shipper payables (aged report) to any credit-reporting agency without prior written approval from Shipper's management

13.	Safety. When on the premises of Shipper or any third party pursuant to this Agreement, Vendor, its employees, Subcontractors, and agents shall comply with the safety practices and procedures established for those premises, provided that Shipper or such third party provides Vendor with a copy of such safety practices. Any person refusing to comply with such practices and procedures may be excluded from the premises.

14.	Force Majeure. In the event Vendor or Shipper is unable to perform hereunder for more than forty-eight (48) hours as a result of Acts of God, war, insurrection, labor dispute, or any other like causes beyond their reasonable control, the provisions of this Agreement shall be suspended to the extent required by such force majeure condition for the duration of such period. Any Party unable to perform hereunder as a result of force majeure conditions shall notify the other parties in writing within ten (10) days of the advent of such condition. Such notification shall specify the date on which such force majeure condition commenced and the nature of such condition. The affected Party shall also provide prompt written notice of the termination of the force majeure condition. Nothing in this Section shall relieve Vendor of its liability for loss, damage, or delay to cargo as provided elsewhere in this Agreement.

15.	Confidentiality.

a.	Shipper owns and/or holds certain confidential information in the form of inventions, processes, know-how, formulas, ideas, drawings, plans, designs, specifications, customers, suppliers, personnel information, operations, marketing, software, technology, products, plans, know-how, business methods, pricing, quotes, methodologies, and other information and/or material relating to Shipper's business ("Shipper Confidential information"). Shipper Confidential Information, together with any subsequent modifications and/or improvements, must be kept in strict confidence for the exclusive benefit of Shipper and Vendor agrees that it shall not disclose Shipper Confidential Information without Shipper's prior written consent. Shipper may deliver and/or disclose Shipper Confidential Information to Vendor or Subcontractor in writing or by oral communication.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

i.	Except as provided in this Agreement or as otherwise authorized in writing by Shipper Vendor and Subcontractor (collectively referred to in this section 15 as "Receiving Party") will not;

1.	disclose Shipper Confidential Information to others, including, without limitation, any related company of Receiving Party;
2.	use Shipper Confidential Information for its own purpose or for the purposes of any other person
3.	reproduce, in whole or in part, any document delivered to Receiving Party by Shipper and containing Shipper Confidential Information except in the ordinary course of the Services;
4.	disclose to another that Shipper Confidential Information has been disclosed to Receiving Party; or
5.	attempt to circumvent its obligations to Shipper under this section 15 by combining a portion of Shipper Confidential information with information derived from another source or sources so as to attempt to justify use of Shipper Confidential Information for its own purpose or that of any other person.

ii.	The obligations of Receiving Party under this section 15 will not apply to information which;

1.	is in the public domain as of the Effective Date of this Agreement or which later comes into the public domain through no fault of Receiving Party;
2.	Receiving Party can prove it had in its possession in written or physical form prior to the Effective Date of this Agreement;
3.	is lawfully disclosed to Receiving Party at any time by a third party not subject to a restriction on such disclosure;
4.	Receiving Party can prove was independently developed by Receiving Party; or
5.	Receiving Party is required to release to a court or to a government agency. (In the event of any such requirement, Receiving Party will promptly notify Shipper and co-operate with Shipper in an attempt to safeguard the confidentiality of Shipper Confidential Information).

iii.	Receiving Party will:

1.	be responsible for maintaining the confidentiality of all Shipper Confidential Information disclosed to it subject to this Agreement;
2.	take all reasonable measures to prevent unauthorized disclosure of any Shipper Confidential Information with the same standard of care as a prudent business uses with respect to its own confidential or proprietary information;
3.	disclose Shipper Confidential Information only to such of its employees and agents as are necessary to carry out the Services and Receiving Party will make such employees and agents aware of the obligations of confidentiality and restrictions on use contained in this Agreement;
4.	take all reasonable measures at its own expense to enforce the obligations of confidentiality and restrictions on use contained herein with respect to any of its employees or agents or former employees or agents who, while an employee or agent of Receiving Party, had access to Shipper Confidential Information; and
5.	upon the request of Shipper, promptly return to Shipper all Shipper Confidential Information in its possession or control, in whatever recorded form.
6.	Receiving Party will indemnify and hold Shipper harmless from any damages and expenses, including reasonable attorney’s fees, which McCain may sustain as a result of any unauthorized disclosure or use of Shipper Confidential Information by Receiving Party and Shipper will have the right to enforce this undertaking by an injunction in addition to the right to recover damages.

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

{Carrier or Broker)

iv.	No license rights under Shipper Confidential information or otherwise are granted directly or implicitly to Receiving Party by its disclosure to Receiving Party.

v.	in the same manner that Shipper expects its own intellectual property rights to be respected, Shipper has advised Receiving Party that Shipper does not want Receiving Party to disclose and that Shipper does not want to use or receive the confidential information of others.

b.	Neither Party may disclose the terms of this Agreement to a third party without the written consent of the other party except (1) as required by law or regulation; (2) disclosure is made to its parent, subsidiary or affiliate company; or (3) to facilitate rating or auditing of transportation charges by an authorized agent and such agent agrees to keep the terms of the Agreement confidential. Vendor shall not utilize Shipper's name or identity in any advertising or promotional communications without written confirmation of Shipper's consent. The provisions of this paragraph shall survive termination of this Agreement. All contracted freight rates/charges between Shipper and Vendor shall remain confidential within this Agreement and shall not be shared with other motor carriers, freight brokers, third-party logistics providers, and/or customers of Shipper,

16.	Jurisdiction, Venue and Governing Law. Any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement, including with respect to the formation, applicability, breach, termination, validity or enforceability thereof, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with such Rules. The seat of the arbitration shall be Dupage County, Illinois, and the arbitration shall be conducted in the English language. The arbitration award shall be final and binding on the Parties, and the Parties hereby waive the right to appeal to any court for amendment to or modification of the arbitration award. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets, The obligations in this paragraph shall survive termination of the Agreement.

17.	Waiver. Failure by either Party to this Agreement to promptly and vigorously enforce its rights under this Agreement shall not result in a waiver of such right, nor any other right provided for in this Agreement. The Parties hereby expressly waive any rights as allowed by 49 U.S.C. § 14101(b)(1) to the extent such rights conflict with or are inconsistent with this Agreement or with any appendix or schedule hereto.

18.	Entire Agreement. This Agreement and any attached Appendices or contain the entire agreement and understanding of the Parties and supersede all prior or other contemporaneous oral or written agreements or understandings between the Parties as to the subject matter hereof. Neither this Agreement nor any of the rights or obligations of the Parties hereunder shall be assigned by either Party, and no amendment or modification of this Agreement will be effective unless agreed to in writing by both Parties.

19.	Notices. Except as expressly otherwise provided in this Agreement, any notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given if (i) when hand-delivered, (ii) one (1) day after delivery to a national overnight courier service, (iii) if sent by registered or certified mail, three (3) days after deposit into the U.S. Mails (return receipt requested), or (iv) where sent by facsimile or electronic transmission (including email) to the address set forth below (or such other address as may be specified by the receiving party through a notice given in accordance with this Section or, in the case of notices given to Shipper's Logistics Coordinator, to such address as Shipper may hereinafter supply to Vendor):

If to Shipper:	McCain Foods USA, Inc.
1 Tower Lane
Oakbrook Terrance, IL
Attention: Manager of Freight Compliance

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

With a copy to Senior Legal Counsel at:

McCain Foods USA, Inc,
1 Tower Lane
Oakbrook Terrace, IL

If to Vendor:

Fax:
Email:

20.	Miscellaneous

a.	if any provision of this Agreement is determined by a court or arbitrator of competent jurisdiction to be unlawful, such provision shall be severed from this Agreement without invalidating any other provision of this Agreement.

b.	This Agreement shall inure to the benefit of the parties, their successors and permitted assigns.

c.	Tariffs, service guides, or similar publications maintained by Vendor are not applicable to transportation provided under this Agreement.

d.	All dollar amounts in this Agreement are US Dollars.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the 17th day of May, 2019

McCain Foods USA, Inc.		Vendor Name:	Leeway Global Logistics

By Printed Name:	Mark Farrell	By Printed Name:	Gilbert Padilla

Signature:	/s Mark Farrell	Signature:	/s Gilbert Padilla

Title:	Vice President, NA Procurement	Title:	CEO

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

FOOD TRANSPORTATION SERVICES AGREEMENT

(Carrier or Broker)

SECOND AMENDMENT TRANSPORTATION SERVICES AGREEMENT

This SECOND AMENDMENT TO TRANSPORTATION SERVICE AGREEMEENT (this "Amendment") is made and entered as of May 30th, 2021, by and between Leeway Global Logistics (“Vendor”), and McCain Foods USA, Inc., a Maine corporation ("Shipper”).

RECITALS

WHEREAS, the Vendor and Shipper are parties to that certain Transportation Services Agreement dated as of April 15, 2019 (the "Agreement") pursuant to which Vendor provides certain transportation brokerage services to Shipper;

WHEREAS, the parties desire to enter into this Amendment in order to amend the awarded lanes and volume from July 1st 2021 to June 30th 2022.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in the Agreement and this Amendment, Shipper and Vendor, intending to be legally bound, agree as follows:

Amendments.

a.	Appendix A. Effective as of July 1, 2021, Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first referenced above.

Vendor:

By:	/s Gilbert Padilla

Name:	Gilbert Padilla

Title:	COO

Shipper:

MCCAIN FOODS USA, INC.

By:

Name:

Title:

McCain Foods USA, Inc.

Confidential and Proprietary Documents

Vendor	Shipper
Initial	Initial

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